UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

BLACKROCK ESG CAPITAL ALLOCATION TERM TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Protect your investment

BlackRock

ESG Capital Allocation Term Trust (ECAT)

Your highly qualified **Board Member Nominees** have taken thoughtful actions to create meaningful value for you. **Vote** on the enclosed **WHITE** form today.

Proposal: vote "**FOR**" your Class I, Class II and Class III Board Member Nominees

Daily trading with enhanced liquidity features

Monthly



You receive monthly distributions

*A holder of 1,000 ECAT shares has received over **$9,000** in distributions since inception*[1]

Annually



We support our share price through a discount management program

At Term



You can receive the full net asset value of your ECAT investment in 2033

Your ECAT investment has grown +150% more than its peers since 2023[2]

Growth of $10,000



$18,558
$14,594
$10,000
Jan-23
May-23
Aug-23
Dec-23
Apr-24
Aug-24
Dec-24
Apr-25
Aug-25
Dec-25
ECAT
Peer Median

BlackRock

1BlackRock data as of December 31, 2025. 93.11% of the distribution rate was from a return of capital. A return of capital distribution may involve a return of the shareholder's original investment; 2 Morningstar data as of December 31, 2025. Chart reflects cumulative market price return since January 1, 2023. Peer group data reflects the median of the Morningstar Closed-End Tactical Allocation category, excluding BlackRock funds.

HOW TO VOTE

THIS VOTING INSTRUCTION FORM IS SOLICITED ON BEHALF OF THE BOARD. THE BOARD RECOMMENDS VOTING "FOR" THE PROPOSAL

1. To Elect the Class I, Class II and Class III Board Member Nominees.

	For	Against	Abstain
1.1 Cynthia L. Egan (Class I)	☑	☐	☐
1.2 Lorenzo A. Flores (Class I)	☑	☐	☐
1.3 Stayce D. Harris (Class I)	☑	☐	☐
1.4 R. Glenn Hubbard (Class II)	☑	☐	☐
1.5 W. Carl Kester (Class II)	☑	☐	☐
1.6 John M. Perlowski (Class II)	☑	☐	☐
1.7 Robert Fairbairn (Class III)	☑	☐	☐
1.8 J. Phillip Holloman (Class III)	☑	☐	☐
1.9 Arthur P. Steinmetz (Class III)	☑	☐	☐

Voting is simple

Vote online

By scanning the QR code or using the website provided on your enclosed WHITE voting instruction form

Vote by phone

By calling the number on your enclosed WHITE voting instruction form or using the ProxyVote app

Vote by mail

By completing and returning your enclosed WHITE voting instruction form in the postage paid envelope provided

! ONLY RETURN THE WHITE VOTING INSTRUCTION FORM YOU RECEIVE ON BEHALF OF BLACKROCK

If you have already sent back a voting instruction form received from another shareholder, **you can still change your vote** by promptly voting on the **WHITE** voting instruction form, which will replace the voting instruction form you previously completed.

If you have any questions about the proposals to be voted upon, please feel free to contact BlackRock's proxy solicitor – Georgeson LLC – toll free at 1-866-961-8444.

Important information about the Fund

This material is not an advertisement and is intended for existing shareholder use only. This document and the information contained herein relates solely to BlackRock ESG Capital Allocation Term Trust (ECAT). The information contained herein does not relate to, and is not relevant to, any other fund or product sponsored or distributed by BlackRock or any of its affiliates. **This document is not an offer to sell any securities and is not a solicitation of an offer to buy any securities.**

Common shares for the closed-end fund identified above are only available for purchase and sale at current market price on a stock exchange. A closed-end fund's dividend yield, market price and net asset value (NAV) will fluctuate with market conditions. The information for this Fund is provided for informational purposes only and does not constitute a solicitation of an offer to buy or sell Fund shares.

Performance results reflect past performance and are no guarantee of future results. Current performance may be lower or higher than the performance data quoted. All returns assume reinvestment of all dividends. The market value and NAV of a fund's shares will fluctuate with market conditions. Closed-end funds may trade at a premium to NAV but often trade at a discount.

© 2026 BlackRock, Inc. or its affiliates. All Rights Reserved. **BLACKROCK** is a trademark of BlackRock, Inc., or its affiliates. All other trademarks are those of their respective owners.

BlackRock.

Not FDIC Insured • May Lose Value • No Bank Guarantee

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